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                                   EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT


                                                                               Name Under Which
                                                                               Subsidiary Does
Subsidiary                                  State of Incorporation             Business
----------                                  ----------------------             ----------------

The Citizens Banking                        Ohio                               The Citizens
Company                                                                        Banking Company

The First National                          United States                      The First
Bank of Chester                                                                National Bank of
                                                                               Chester

Freedom Financial Life                      Arizona                            Freedom Financial
Insurance Company                                                              Life Insurance
                                                                               Company

Freedom Express, Inc.                       Ohio                               Freedom Express, Inc.